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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Prospectus constituting part of this Form S-4 of our report dated September 20, 2001, except for Note 6 for which the date is October 4, 2001, relating to the consolidated financial statements of Tekni-Plex, Inc. appearing in the Company's annual report on Form 10-K.

We also consent to the reference to us under the caption "Experts" in such Prospectus.


/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Woodbridge, NJ

August 22, 2002